                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     The Corporate Executive Board Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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

[LOGO of Corporate Executive Board]

                     The Corporate Executive Board Company
                          2000 Pennsylvania Avenue, NW
                                   Suite 6000
                              Washington, DC 20006
                                  202-777-5455

Dear Stockholders:

   On behalf of the Board of Directors and management, I invite you to attend the Annual Meeting of Stockholders of The Corporate Executive Board Company to be held at our offices at 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC, 20006, on Thursday, May 25, 2000, at 9:00 a.m. local time.

   The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

   In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

   It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided.

Sincerely yours,
/s/ James J. McGonigle
James J. McGonigle
Chief Executive Officer

                        [CORPORATE EXECUTIVE BOARD LOGO]

                     The Corporate Executive Board Company
                          2000 Pennsylvania Avenue, NW
                                   Suite 6000
                              Washington, DC 20006
                                  202-777-5455

Dear Stockholders:

  We are notifying you that the Annual Meeting of Stockholders (the "Meeting") of The Corporate Executive Board Company will be held at our offices at 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC, 20006, on Thursday, May 25, 2000 at 9:00 a.m. local time. Only stockholders of record at the close of business on April 3, 2000, are entitled to vote at the Meeting. At the Meeting we will ask stockholders to act on the following matters:

  1. To elect seven directors.

  2. Ratify the adoption of The Corporate Executive Board Company Employee Stock Purchase Plan.

  3. Ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 2000.

  4. Transact any other business that is properly presented at the Meeting.

  Each of these matters is described in more detail in the enclosed Proxy Statement. We have also enclosed a copy of our Annual Report for our fiscal year ended December 31, 1999. Please use this opportunity to take part in The Corporate Executive Board Company's affairs by voting your shares.

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

Sincerely,
/s/ Clay M. Whitson
Clay M. Whitson
Chief Financial Officer and Secretary

                      [LOGO of Corporate Executive Board]

                     The Corporate Executive Board Company
                          2000 Pennsylvania Avenue, NW
                                   Suite 6000
                              Washington, DC 20006
                                  202-777-5455

                                PROXY STATEMENT

                                 April 17, 2000

               INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

   The Board of Directors of The Corporate Executive Board Company (the "Company") is asking for your proxy for use at the Annual Meeting of Stockholders (the "Meeting") of The Corporate Executive Board Company to be held at our offices at 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC, 20006 on Thursday, May 25, 2000, at 9:00 a.m. local time and any adjournment or postponement of the Annual Meeting. We are initially mailing this proxy statement and proxy to stockholders of The Corporate Executive Board Company on or about April 17, 2000.

Record Date, Outstanding Shares, and Quorum

   Only holders of record of The Corporate Executive Board Company Common Stock at the close of business on April 3, 2000 (called the "Record Date"), will be entitled to vote at the Meeting. On the Record Date, we had approximately 15,392,265 shares of Common Stock outstanding and entitled to vote, with approximately 34 stockholders of record and approximately 7,600 beneficial owners of our stock. If a majority of the shares outstanding on the Record Date are present at the Meeting, either in person or by proxy, we will have a quorum at the Meeting. Any shares represented by proxies that are marked for, against or to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of The Corporate Executive Board Company Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present in determining whether we have a quorum, but will not be counted or entitled to vote on that particular matter.

Voting Rights and Voting of Proxies

   Holders of our Common Stock are entitled to one vote for each share they held as of the Record Date. Cumulative voting for directors is not permitted. Directors will be elected by a plurality of the votes cast by the shares of Common Stock present at the Meeting (either in person or by proxy), which means that the seven nominees with the most votes will be elected. Proposals 2 and 3 must be approved by the holders of a majority of the shares of Common Stock present and entitled to vote at the Meeting. Abstentions will have the same effect as votes against these proposals whereas broker non-votes will not be counted in determining the number of shares that voted on the proposals. All votes will be tabulated by the Inspector of Elections appointed for the Meeting. The Inspector will separately tabulate yes and no votes, abstentions and broker non-votes for each proposal. If you sign and return a proxy but do not give specific voting instructions on your proxy for a specific proposal, your shares will be voted as recommended by the Board of Directors on that proposal.

Solicitation and Voting of Proxies

   The proxy included with this Proxy Statement is solicited by the Board of Directors of The Corporate Executive Board Company for use at the Meeting. You can submit your proxy by mailing it in the envelope provided. If your proxy is properly completed and submitted, and it is not revoked before the Meeting, your shares will be voted at the Meeting according to the instructions indicated on your proxy. If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal No. 1 below and in favor of Proposal Nos. 2 and 3. As far as we know, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

Expenses of Solicitaion

   The costs of solicitation of proxies will be borne by The Corporate Executive Board Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed Proxy Card and the Company's 1999 Annual Report, and the reimbursement of brokerage firms and others for reasonable expenses incurred by them in connection with the forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may also include telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without special compensation.

Revocation of Proxies

   If you submit the enclosed proxy, you may revoke it at any time before voting takes place at the Meeting. There are three ways you can revoke your proxy: (1) deliver to the Secretary of The Corporate Executive Board Company a written notice, dated later than the proxy you want to revoke, stating that the proxy is revoked; (2) deliver to the Secretary of The Corporate Executive Board Company a signed proxy with a later date than the proxy you want to revoke; or
(3) attend the Meeting and vote in person. Communications to the Secretary of The Corporate Executive Board Company should be addressed to Clay M. Whitson, Chief Financial Officer and Secretary, 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC, 20006. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a previously given proxy, you must contact that entity. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must prior to the meeting obtain from that entity a proxy covering the shares you beneficially own.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

   Our Board of Directors currently has seven members who serve one-year terms or until their successors have been named and qualified. At the Meeting, we will nominate the seven current directors for re-election to the Board of Directors. We are not aware that any nominee is unable or unwilling to serve. However, if any nominee is unable or for good cause unwilling to serve, the proxy holders may decide to vote the shares for any substitute nominee.

Vote Required for Approval

   Directors will be elected by the affirmative vote of a plurality of the shares present at the Meeting, which means that the seven nominees who receive the most votes will be elected. Your proxy will be voted for each of these seven nominees unless your proxy is marked to withhold authority to vote for any or all of them.

Directors/Nominees

   The following table shows The Corporate Executive Board Company's current directors and nominees for election. Each nominee, if elected, will serve until the next Annual Meeting of Stockholders or until a qualified successor is named and qualified, unless the nominee resigns or is removed from the Board of Directors prior to that time.

                                                                                        Director
  Name of Director     Age                     Principal Occupation                      Since
  ----------------     ---                     --------------------                     --------
Jeffrey D. Zients....   33 Chairman of the Board; Chief Executive Officer,                1998
                            The Advisory Board Company
James J. McGonigle...   36 Chief Executive Officer and Director                           1998
Michael A. D'Amato...   46 Director; Executive Vice President,                            1998
                            The Advisory Board Company
Harold L. Siebert....   54 Director; Founder and former Chairman                          1998
                            and Chief Executive Officer, Inforum Inc.
Robert C. Hall.......   68 Director; former Chief Executive Officer of Thomson            1999
                            Information and Publishing Group, Thomson Corporation
David W. Kenny.......   38 Director; Chairman and Chief Executive Officer, Digitas, Inc   1999
Stephen G. Pagliuca..   45 Director; Managing Director, Bain Capital, Inc.                1999

    Our Board of Directors recommends a vote FOR the election of each of the nominated Directors.

   Jeffrey D. Zients has been a director since July 1998, and became Chairman of the Board in January 2000. From the spin-off in October 1997 until July 1998, Mr. Zients was our Executive Vice President. He also has served as the Chief Operating Officer of DGB Enterprises, Inc. since the spin-off. From 1992, Mr. Zients held various positions with The Advisory Board Company, most recently serving as its Chief Operating Officer from 1996 until July 1998 and Chief Executive Officer since July 1998. Prior to 1992, Mr. Zients was employed at Mercer Management Consulting and Bain and Company. Mr. Zients received a B.S. from Duke University.

   James J. McGonigle has been our Chief Executive Officer and a director since July 1998. Mr. McGonigle is also the Chairman of our Management Operating Committee. From the spin-off until July 1998, Mr. McGonigle was our General Manager, and from 1995 until the spin-off, he was the General Manager of the corporate division of The Advisory Board Company with responsibility for managing the business assumed by us in the spin-off. From 1990 to 1995, Mr. McGonigle was a consultant in the Financial Institutions Group at McKinsey & Company. Mr. McGonigle received a B.A. from the Woodrow Wilson School at Princeton University and a J.D. from Harvard Law School.

   Michael A. D'Amato has been a director since July 1998. From July 1998 until February 1999, Mr. D'Amato served as our Executive Vice President--Finance and our Secretary. From the date of the spin-off until November 1998, Mr. D'Amato served as our Chief Financial Officer. Since the spin-off, Mr. D'Amato also has served as the Executive Vice President of The Advisory Board Company and the Chief Financial Officer of DGB Enterprises, Inc. From 1996 until July 1998, he was the Chief Financial Officer of The Advisory Board Company. From 1995 to 1996, Mr. D'Amato served as the Special Advisor to the Chairman of The Advisory Board Company. From 1982 until 1995, Mr. D'Amato was a partner with Bain and Company. Mr. D'Amato received a B.S. from Massachusetts Institute of Technology and an M.B.A. from Harvard University. Mr. D'Amato also serves on the Board of Directors of Wesley Jessen Visioncare, Inc., a publicly held contact lens company.

   Harold L. Siebert has been a director since July 1998, and served as the Chairman of the Board from July 1998 until January 2000. From 1996 through July 1998, Mr. Siebert served as Chief Executive Officer and Chairman of Inforum Inc., a company providing marketing and planning systems for healthcare clients, and as Executive Vice President of Medstat/Thomson, a healthcare information company. From 1995 until 1996, Mr. Siebert served as Bureau Chief of TennCare, the State of Tennessee's Medicaid managed care program. From 1993 until 1995, Mr. Siebert was a consultant to Medstat/Thomson. In 1988, Mr. Siebert founded Inforum, Inc. and served as its President and Chief Executive Officer from 1988 through 1993. Prior to 1988, he held various senior-level positions at HBO & Co. and Baxter International. Mr. Siebert received his B.S. from Miami University in Oxford, Ohio.

   Robert C. Hall has been a director since February 1999. From 1995 to January 1999, Mr. Hall served as the Vice President of The Thomson Corporation, a publicly held information publishing company. From 1990 to 1995, Mr. Hall was the Chief Executive Officer of Thomson Information and Publishing Group, a division of The Thomson Corporation involved in professional information and publishing. From 1985 to 1990, Mr. Hall was the President of Thomson Financial Services Group, another publishing division of The Thomson Corporation. Mr. Hall serves on the Board of Directors of Advanta Corporation, a publicly held financial services company, and Advanta Partners Company, a venture capital firm. Mr. Hall received a B.S. from Iowa State University.

   David W. Kenny has been a director since February 1999. Since 1997, Mr. Kenny has been the Chief Executive Officer of Digitas, Inc. (formerly Bronner Slosberg Humphrey), an internet professional services company, of which he has also been Chairman since December 1999. From 1987 to 1997, Mr. Kenny was a partner at Bain and Company, a management consulting firm. Mr. Kenny serves on the Board of Directors of the Harvard Business School Publishing Corporation, a publishing company. Mr. Kenny received a B.S. from General Motors Institute and an M.B.A. from Harvard University.

   Stephen G. Pagliuca has been a director since February 1999. Mr. Pagliuca founded Information Partners for Bain Capital in 1989 and is currently a Managing Director of Bain Capital, Inc., a private equity investment firm, which he joined in 1989. Prior to becoming a Managing Director at Bain Capital, he was a partner at Bain and Company, a management consulting firm. Mr. Pagliuca serves on the Board of Directors of Wesley Jessen Visioncare, Inc., a publicly held contact lens company; Dade Behring Inc., a supplier of in vitro diagnostics products and services; Epoch Senior Living, assisted living facilities; and the Gartner Group, a publicly held information publishing company. Mr. Pagliuca received a B.A. from Duke University and an M.B.A. from Harvard University.

Board of Directors Meetings, Committees and Compensation

   The Board of Directors met three times during fiscal 1999. During fiscal 1999, all directors attended 100% of the meetings of the Board and of the committees on which he served.

   The Board has two committees--an Audit Committee and a Compensation
Committee.

   Audit Committee: The members of our audit committee are Messrs. Hall, Kenny and Pagliuca. Mr. Pagliuca serves as chairman of the committee. The Audit Committee, among other things: makes recommendations to the Board of Directors concerning the engagement of independent public accountants; monitors and reviews the quality and activities of our independent accountants; and monitors the adequacy of our operating and internal controls as reported by management and the independent auditors. The Audit Committee met four times during fiscal 1999.

   Compensation Committee: The members of our compensation committee are Messrs. Hall, Kenny and Pagliuca. Mr. Hall serves as chairman of the committee. The Compensation Committee, among other things, reviews salaries, benefits and other compensation, including stock-based compensation under The Corporate Executive Board Company Stock-based Incentive Compensation Plan, The Corporate Executive Board Company 1999 Stock Option Plan, and The Corporate Executive Board Company Directors' Stock Plan, of directors, officers and other key employees and makes recommendations to the Board of Directors. The Compensation Committee met two times during fiscal 1999.

   The Board of Directors or, to the extent authorized by the Board, the Compensation Committee, sets directors' compensation under the Directors Plan and such other arrangements as the Compensation Committee determines to be appropriate. Each director who is not an employee, upon election as a non-employee director, receives a one-time grant of options to purchase 36,120 shares of common stock. Non-employee directors also receive an annual grant of options to purchase 5,000 shares of common stock and a $20,000 annual retainer. The Board has approved a grant of options to purchase 10,000 shares of common stock to the Chairman of the Board for 2000.

 PROPOSAL NO. 2--RATIFICATION OF THE CORPORATE EXECUTIVE BOARD COMPANY EMPLOYEE
                              STOCK PURCHASE PLAN

   The Board of Directors proposes to implement The Corporation Executive Board Company Employee Stock Purchase Plan (the "ESPP") and reserve 525,000 shares of the Company's common stock for issuance under the ESPP. The Company is requesting that its stockholders ratify the ESPP in order for the ESPP to qualify for the tax treatment provided under Section 423 of the Tax Code, as described below.

   The Board of Directors recommends a vote FOR ratification of The Corporate Executive Board Company Employee Stock Purchase Plan.

Vote Required for Approval

   Ratification of the ESPP requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Meeting. Your proxy will be voted for this proposal unless your proxy is marked to abstain or to vote against the proposal.

Summary of the ESPP

   The following is a summary of the ESPP and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

   General. The purpose of the ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase the Company's common stock. The Company believes that the ESPP will assist the Company in retaining its employees and providing them incentives to promote the Company's success by further aligning their interests with those of the Company's stockholders.

   Administration. The ESPP is administered by a committee (the "Committee") appointed by the Board of Directors. The Committee has full power to interpret the ESPP, and subject to the express terms of the ESPP, to establish the terms of offerings under the ESPP. The decisions of the Board of Directors and the Committee are final and binding upon all participants.

   Eligibility. Any employee of the Company or any subsidiary designated by the Committee (or if ever applicable, any parent company) who is regularly employed for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the ESPP, subject to administrative rules established by the Committee. However, no employee is eligible to participate in the ESPP to the extent that, after accounting for the consequences of participation, that employee would have owned 5% of either the voting power or the value of the Company's common stock, and no employee's rights to purchase the Company's common stock pursuant to the ESPP may accrue at a rate that exceeds $25,000 per calendar year. Eligible employees become participants in the ESPP by filing with the Company a subscription agreement authorizing payroll deductions before the deadline set by the Committee. As of March 31, 2000, approximately 540 employees, including 5 executive officers, were eligible to participate in the ESPP.

   Offerings Under the ESPP. The ESPP is implemented by offering periods established by the Committee, which may not last longer than twenty-seven months (an "Offering Period"). Participants are granted the opportunity to purchase common stock with amounts withheld from their compensation during the Offering Period. Common stock may be purchased under the ESPP at the end of the Offering Period or, if provided by the Committee, at intervals during the Offering Period (each such interval, a "Purchase Period"), unless the participant earlier withdraws or terminates employment. An Offering Period may automatically end, and a new Offering Period commence, if at the end of any Purchase Period the Company's stock price is lower than at the beginning of the Offering Period. The Entry Date is the first trading day of the Offering Period or, for new participants, the first trading day of the first Purchase Period after the employee becomes eligible to participate in the ESPP. Unless a participant withdraws from the ESPP or terminates employment during the Purchase Period or Offering Period, each participant's option automatically is exercised at the end of each Purchase Period or each Offering Period, as provided by the Committee, to the extent of the payroll deductions accumulated during such period. Common stock purchased under the ESPP may be subject to such additional restrictions or holding periods as the Committee may require.

   Participation in an Offering. To participate in the ESPP, each eligible employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may not exceed, for an Offering Period, 10% of a participant's compensation and are also subject to the limitations discussed above. Subject to any limitations imposed by the Committee, a participant may increase or decrease his or her rate of contribution through payroll deductions at any time, but at no time may such rate of contribution exceed 10%. As indicated above, each participant who has elected to participate is automatically granted an option to purchase shares of common stock on his or her Entry Date. The option expires at the end of the Offering Period or upon a participant withdrawing from the ESPP or terminating employment, but may be exercised at the end of each Purchase Period or each Offering Period, as provided by the Committee, to the extent of the payroll deductions accumulated during such period. Shares of common stock purchased under the ESPP may be subject to such additional restrictions or holding periods as the Committee may require.

   Purchase Price and Shares Purchased. Shares of common stock may be purchased under the ESPP at a price not less than 85% of the fair market value of the common stock on (i) the Entry Date or (ii) the last trading day of the Purchase Period, whichever is less. On April 3, 2000, the closing price per share of the Company's common stock was $51.250. The number of whole shares of the Company's common stock a participant purchases in each Purchase Period or Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that period by the purchase price. Common stock sold under the ESPP may be newly issued shares or issued shares that are or previously have been reacquired.

   Termination of Employment. Termination of a participant's employment for any reason, including death, immediately cancels his or her option and participation in the ESPP. In such event, the payroll deductions credited to the participant's account will be returned without interest to him or her or, in the case of death, to the person or persons entitled to those amounts.

   Withdrawal. Generally, a participant may withdraw from the ESPP during a Purchase Period subject to any limitations established by the Committee. Upon withdrawal from the ESPP, the payroll deductions credited to the participant's account will be returned without interest to him or her. The Committee may establish rules limiting the frequency with which participants may withdraw and re-enroll in the ESPP and may establish a waiting period for participants wishing to re-enroll.

   Adjustments upon changes in capitalization, merger of sale of assets. In the event that the Company's common stock is changed by reason of any stock split, stock dividend, combination, recapitalization or other similar changes in the Company's capital structure effected without the receipt of consideration, appropriate proportional adjustments may be made in the number of shares of stock subject to the ESPP, the number of shares of stock to be purchased pursuant to any outstanding options under on-going Offering Periods and the price per share of common stock covered by any outstanding options under on-going Offering Periods. Any such adjustment will be made by the Committee, whose determination shall be conclusive and binding. In the event of a proposed sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with another company, the Board may determine that each option will be assumed by, or an equivalent option substituted by the successor company or its affiliates or that the purchase date will be accelerated.

   Amendment and Termination of the ESPP. The Board or Committee may at any time amend or terminate the ESPP. However, any amendment to the ESPP is subject to approval by the stockholders of the Company if necessary for the ESPP to satisfy the requirements of Section 423 of the Code or any stock market or securities exchange listing requirements. Rights and obligations under the ESPP may be subject to or affected by amendment or termination of the ESPP without the consent of participants under the ESPP, except as necessary to ensure that the ESPP and/or rights granted under the ESPP comply with the requirements of
Section 423 of the Code.

   New Plan Benefits. Because benefits under the ESPP will depend on employees' elections to participate and the fair market value of the Company's common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the ESPP.

Federal Income Tax Consequences

   If the Company's stockholders ratify adoption of the ESPP, the ESPP and the right of participants to make purchases thereunder should qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant as a result of participation in the ESPP until the common stock purchased under the ESPP are sold or otherwise disposed of. A participant's payroll deductions under the ESPP are made on an after-tax basis, but there is no federal income tax consequence of the participant electing to participate under the ESPP, being granted an option to purchase common stock under the ESPP or purchasing common stock under the ESPP. Upon sale or other disposition of the common stock, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the common stock is sold or otherwise disposed of more than two years from the applicable Entry Date and more than one year from the date purchased by the participant under the ESPP, then the participant generally will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the common stock at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the common stock as of the Entry Date. Any additional gain should be treated as long-term capital gain. If the shares of common stock are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the common stock on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to the Company.

   The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the common stock purchased under the ESPP. It does not purport to be complete, and does not discuss the tax consequences to the participant or the Company under other U.S. tax laws or under the tax laws of any municipality, state or foreign country in which the participant's income or gain may be taxable.

  PROPOSAL NO. 3--RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT
               AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2000

   We have selected Arthur Andersen LLP as our independent auditors to perform the audit of The Corporate Executive Board Company's financial statements for the fiscal year ending December 31, 2000, and we are asking stockholders to ratify our selection. As a matter of good corporate governance, we are asking stockholders to ratify our selection. If the stockholders fail to ratify the selection of Arthur Andersen LLP, that fact will be taken under advisement by the Audit Committee in determining whether to retain Arthur Andersen LLP and whether to select them in future years. Representatives of Arthur Andersen LLP are expected to be present at the Meeting. They will have the opportunity to make a statement at the Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

   The Board of Directors recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security ownership of certain beneficial owners and management

   The following table shows shares of The Corporate Executive Board Company's Common Stock that we believe are owned as of March 2, 2000, by (i) each stockholder owning 5% or more of the Common Stock, (ii) each Named Officer (defined on page 10), (iii) each director and (iv) all current directors and executive officers as a group. We have included in shares owned by each stockholder all options held by the stockholder that are exercisable within 60 days of March 2, 2000 (which would be May 1, 2000)

                                                          Amount and
                                                          Nature of
                                                          Beneficial  Percent
Name of Beneficial Owner                                 Ownership(1) of Class
------------------------                                 ------------ --------
Jeffrey D. Zients(2)....................................    236,120     1.5%
Michael A. D'Amato(2)...................................    132,160       *
James J. McGonigle(3)...................................     66,258       *
Harold L. Siebert(4)....................................    169,000     1.1
Robert C. Hall(2).......................................     36,120       *
David W. Kenny(2).......................................     36,120       *
Stephen G. Pagliuca(2)..................................     36,120       *
Clay M. Whitson(5)......................................      9,333       *
Sally A. Chang..........................................        --      --
Derek C. M. van Bever(6)................................     30,333       *
Paul C. Amoruso.........................................        --      --
The TCW Group, Inc./Robert Day(7).......................  1,483,976     9.7
All current directors and executive officers as a group
 (11 people)............................................    751,564     4.7

--------
*  Indicates ownership of less than 1%.
(1) Unless indicated in the notes, each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power.
(2) All these shares are issuable upon exercise of options.
(3) These shares include 60,350 shares issuable upon exercise of options.
(4) These shares include 129,000 shares issuable upon exercise of options.
(5) These shares include 7,333 shares issuable upon exercise of options.
(6) These shares include 24,675 shares issuable upon exercise of options.
(7) As of December 31, 1999, as reported in a Schedule 13G/A filed on February 14, 2000. The Schedule 13G/A states that The TCW Group, Inc. and Robert Day share voting and investment power with respect to the shares, and that shares reported for Robert Day include shares reported for The TCW Group, Inc. The address of The TCW Group, Inc. and of Robert Day is 865 Figueroa Street, Los Angeles, CA 90017.

                             EXECUTIVE COMPENSATION

   The following table presents certain information concerning compensation earned for services rendered for 1998 and 1999 by the Chief Executive Officer and the four other most highly paid executive officers (the "Named Officers"):

Summary Compensation Table

                                                            Long-Term
                                    Annual Compensation    Compensation
                                    --------------------   ------------
                                                            Number of      All Other
 Name and Principal Positions        Salary   Bonus(1)       Options    Compensation(2)
 ----------------------------  Year --------- ----------   ------------ ---------------
James J. McGonigle(3)...       1999 $ 440,000       --        61,000            --
 Chief Executive Officer       1998   413,849 $ 100,000(4)       --             --

Derek C. M. van Bever...       1999   400,000       --        17,500       $850,000
 Chief Research Officer        1998   394,231   100,000(4)       --         850,000

Paul C. Amoruso.........       1999   337,212       --        42,500            --
 Chief Operating Officer       1998   308,633   118,731(4)       --             --
 and Executive Director,
 Research, Information
 Technology and Sales
 Practices

Sally A. Chang(5).......       1999   325,000       --        17,500            --
 General Manager, Sales
  and Marketing                1998   175,961   100,000(4)   240,800            --

Clay M. Whitson(6)......       1999   250,000       --           --             --
 Chief Financial Officer       1998    31,730   100,000(7)   172,000            --

--------
(1) We generally do not pay bonuses to our executive officers. However, from time to time we have paid discretionary bonuses under certain special circumstances. Performance bonuses are pro-rated over the related employment period.
(2) Reflects $850,000 for Mr. van Bever in each of 1999 and 1998 in connection with the repurchase of certain options of The Advisory Board Company prior to the time of the spin-off.
(3) Mr. McGonigle was named our Chief Executive Officer in July 1998.
(4) Includes a special bonus paid in connection with our initial public offering: $40,000 paid by us in cash and $60,000 paid in shares of common stock (valued at the initial public offering price) by our principal stockholder.
(5) Ms. Chang joined us as General Manager, Sales and Marketing, in June 1998.
(6) Mr. Whitson joined us as Chief Financial Officer in November 1998.
(7) Reflects a signing bonus of $100,000 paid to Mr. Whitson upon the commencement of his employment.

Option Grants in Fiscal 1999

   The following table shows information about stock option grants to the Named Officers during fiscal 1999. These options are included in the Summary Compensation Table above. All options were granted at fair market value under the 1999 Stock Option Plan. The options have ten-year terms. The rules of the Securities and Exchange Commission require us to show hypothetical gains that the Named Officers would have for these options at the end of their ten-year terms. These gains are calculated assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation are required by SEC rules. They are not The Corporate Executive Board Company's estimate or projection of future stock prices.

   The following table sets forth certain information concerning grants of stock options to each of the Named Officers during 1999:

                          Stock Option Grants in 1999

                                             Individual Grants(1)
                                             --------------------                          Potential Realizable
                                        % of Total                                           Value at Assumed
                           Number of     Options                 Market                       Annual Rates of
                            Shares      Granted to   Exercise   Price on                        Stock Price
                          Underlying   Employees in    Price    Date of     Expiration         Appreciation
     Name                Option Grants Fiscal Year  (per share)  Grant         Date           for Option Term
     ----                ------------- ------------ ----------- -------- ----------------- ---------------------
                                                                                              5%         10%
                                                                                           --------- -----------
James J. McGonigle......    61,000         8.2%       $19.00     $19.00  February 22, 2009 $ 728,889 $ 1,847,148
Derek C. M. van Bever...    17,500         2.3         19.00      19.00  February 22, 2009   209,107     529,919
Paul C. Amoruso.........    17,500         2.3         19.00      19.00  February 22, 2009   209,107     529,919
                            25,000         3.4         27.06      27.06       May 17, 2009   425,447   1,078,167
Sally A. Chang..........    17,500         2.3         19.00      19.00  February 22, 2009   209,107     529,919
Clay M. Whitson.........       --          --            --         --                 --        --          --

--------
(1) Options granted under The Corporate Executive Board Company 1999 Stock Option Plan generally become exercisable 25% per year beginning one year after the date of grant.

Option Exercises in 1999 and Year-End Option Values

   The following table shows information about the value realized on option exercises for each of the Named Officers during fiscal 1999, and the value of their unexercised options at the end of fiscal 1999. Value realized, or gain, is measured as the difference between the exercise price and market value or the price at which the shares were sold on the date of exercise. Value at fiscal year end is measured as the difference between the exercise price and market value on December 31, 1999, which was $55.875 per share.

   The following table sets forth certain information concerning stock options held by each of the Named Officers during 1999:

                      Aggregated Option Exercises in 1999
                           and Year-End Option Values

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                               Options at Fiscal Year-   In-the-Money Options at
                           Shares                        End               Fiscal Year-End(1)
                          Acquired    Value   ------------------------- -------------------------
       Name              On Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
       ----              ----------- -------- ----------- ------------- ----------- -------------
James J. McGonigle(2)...     --       $ --        --         551,200       $ --      $29,497,142
Derek C. M. van Bever...     --         --        --         198,100         --       10,369,720
Paul C. Amoruso.........     --         --        --         197,300         --        9,925,354
Sally A. Chang..........     --         --        --         258,300         --       12,419,229
Clay M. Whitson.........     --         --        --         172,000         --        7,161,220

--------
(1) Based on the closing price of our common stock on December 31, 1999 of $55.875 per share.
(2) Mr. McGonigle's stock option agreement with respect to 490,200 options provides that the number of shares of common stock issuable pursuant to those options will be increased if the number of shares of common stock outstanding on a fully diluted basis exceeds 18,920,000 shares, and again if the number of shares of common stock outstanding on a fully diluted basis exceeds 20,640,000 shares. The amount of the increase on each occasion will be 10% of the sum of the number of shares that remain issuable pursuant to those options at the time and the number of shares that were issued to him upon the exercise of those options that he continues to hold at the time. The exercise price per each additional share on each such date will be the fair market value of a share of common stock on each such date.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Prior to the Company's February 1999 initial public offering, compensation decisions were made by the Company's Board of Directors. Following the Company's initial public offering, the Compensation Committee was formed and the non-employee directors named at the end of this report were appointed to the Compensation Committee. Pursuant to its charter, the Compensation Committee's responsibilities include developing and administering a compensation policy for senior management that contains appropriate performance incentives and equity-linked components, and reviewing annually the performance of the executive officers of the Company.

General Compensation Practices for Officers

   Compensation of the Company's executive officers consists primarily of salary and stock options. The compensation of the Chief Executive Officer, Mr. McGonigle, and of one other executive officer is determined pursuant to an employment agreement with those individuals. While the Company may pay discretionary bonuses from time to time, both in 1999 and generally it has not paid bonuses. The Compensation Committee establishes salaries based on historic and comparable pay levels within the Company and on its subjective evaluation of cost of living increases and comparable pay in the Washington, D.C. region and for executives with similar skill sets.

   The Company relies primarily on stock options to link compensation to stockholder value. The Compensation Committee generally intends to grant stock options to the Company's executives on an annual basis and in connection with other career milestones, such as in connection with assuming added responsibilities or achieving exceptional performance. Option grants generally become exercisable in four equal annual installments commencing one year after the date they are granted. The level of stock options granted generally has been determined in consultation with senior management and has been based on a subjective evaluation as to competitive practices for equity-based compensation and on relative weighting of option grants among recipients at the Company. Consistent with this practice, in February 1999 at the time of the Company's initial public offering, option grants were awarded to each of the Company's executive officers, other than Mr. Whitson who had received an option grant in connection with joining the Company in November 1998. The Compensation Committee granted additional options to Mr. Amoruso in May 1999 when he assumed additional responsibilities.

Compensation of the Chief Executive Officer

   Under the terms of his employment agreement, Mr. McGonigle received an annual salary for 1999 of $440,000. In connection with the Company's initial public offering, Mr. McGonigle was granted an option for 61,000 shares.

                   Fiscal 1999 Compensation Committee Members

                                 Robert C. Hall
                                 David W. Kenny
                              Stephen G. Pagliuca

                        COMPANY STOCK PRICE PERFORMANCE

   The graph below compares the cumulative total stockholder return on The Corporate Executive Board Company Common Stock since February 22, 1999 through December 31, 1999 with the cumulative total return on the NASDAQ National Market (U.S.) Index and the Merrill Lynch Business Services Index for the same period. The graph assumes that $100 was invested in The Corporate Executive Board Company Common Stock and in each of the other indexes on February 22, 1999 and that all dividends were reinvested. The comparisons in the graph below are based on historical data (with The Corporate Executive Board Company Common Stock prices based on the initial public offering price and thereafter on the closing price on the dates indicated) and are not intended to forecast the possible future performance of The Corporate Executive Board Company's Common Stock.

   COMPARISON OF THE CUMULATIVE TOTAL RETURN AMONG THE CORPORATE EXECUTIVE BOARD COMPANY, THE NASDAQ NATIONAL MARKET (U.S.) INDEX AND THE MERRILL LYNCH BUSINESS SERVICES INDEX


                    [GRAPH APPEARS HERE]

                                           2/22/99   12/31/99
                                           -------   --------
The Corporate Executive Board Company        100       294
NASDAQ National Market (U.S.) Index          100       174
Merrill Lynch Business Services Index        100       126

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Administrative Services Agreement. The Advisory Board Company provides certain administrative services to us pursuant to the Administrative Services Agreement. The Advisory Board Company is owned by an individual who prior to February 28, 2000, owned greater than five percent of our Common Stock. We believe that the services provided under the Administrative Services Agreement may be obtained from alternative sources and that the fees pursuant to the Administrative Services Agreement approximate the cost to internally provide or otherwise externally source those services. During 1999, The Advisory Board Company provided an aggregate of $1.6 million of services to us under this agreement. The aggregate value of the services currently provided under this agreement is less than $10,000 per month. This agreement expires on December 31, 2000.

   Vendor Contracts Agreement. Pursuant to a Vendor Contracts Agreement, we participate in certain vendor contracts entered into by The Advisory Board Company for the provision of certain services, such as telecommunications, mailing and general office services. The Vendor Contracts Agreement specifies that we will pay the vendor directly if costs can be segregated and billed separately, or we will reimburse The Advisory Board Company for our reasonably allocated share of commonly billed costs. This agreement expires on December 31, 2000. We expect to enter into separately negotiated vendor agreements as soon as reasonably practical, and do not expect to incur material incremental costs.

                                 OTHER MATTERS

Stockholder Proposals

   Under SEC rules, any stockholder who intends to present a proposal at The Corporate Executive Board Company's next Annual Meeting of Stockholders must submit the proposal to The Corporate Executive Board Company, at our principal executive offices, no later than December 18, 2000, and must satisfy the other requirements of SEC Rule 14a-8 in order for the proposal to be considered for inclusion in our Proxy Statement and proxy for that meeting. Any stockholder who wishes to bring a proposal before The Corporate Executive Board Company 2001 Annual Meeting of Stockholders, but does not wish to include it in the Company's proxy materials, or wishes to nominate one or more persons to serve as Directors, must provide written notice of the proposal to The Corporate Executive Board Company's Secretary, at our principal executive offices, after January 6, 2001, and before March 4, 2001, and must satisfy the requirements of our bylaws. If a stockholder making such a proposal does not also satisfy the requirements of SEC rule 14a-4(c), the Company may exercise discretionary voting authority over proxies it solicits in determining how to vote on the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires The Corporate Executive Board Company's directors, executive officers, and 10% stockholders to file forms with the SEC to report their ownership of The Corporate Executive Board Company shares and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to The Corporate Executive Board Company. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 1999.

Other Business

   Our Board of Directors does not currently intend to bring any other business before the Meeting, and is not aware of any other business to be brought before the Meeting. If any other business is properly brought before the Meeting, the proxies will be voted in accordance with the judgment of the proxy holders.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      APPENDIX A



                     THE CORPORATE EXECUTIVE BOARD COMPANY

                          EMPLOYEE STOCK PURCHASE PLAN

                     THE CORPORATE EXECUTIVE BOARD COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE.

(a) The Plan is established as of April 1, 2000 (the "Plan"). The terms of the Plan shall remain in effect and apply to all Rights granted pursuant to the Plan until and unless the Plan is amended as herein provided.

(b) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Affiliates may be given an opportunity to purchase Shares of the Company.

(c) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(d) The Company intends that the Rights to purchase Shares granted under the Plan be considered options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

2. DEFINITIONS.

(a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) "Board" means the Board of Directors of the Company.

(c) "Code" means the United States Internal Revenue Code of 1986, as amended.

(d) "Committee" means a committee of the Board appointed by the Board in accordance with subsection 3(c) of the Plan.

(e) "Company" means The Corporate Executive Board Company, a Delaware corporation.

(f) "Director" means a member of the Board.

(g) "Eligible Employee" means an Employee who meets the requirements set forth in the Offering Memorandum for eligibility to participate in the Offering.

(h) "Employee" means any person, including Officers and Directors, employed by the Company or a designated Affiliate of the Company. Neither service as a Director nor payment of a director's fee shall be sufficient to constitute "employment" by the Company or the Affiliate for purposes of this Plan.

(i) "Employee Stock Purchase Plan" means a plan that grants rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

(j) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

(k) "Fair Market Value" means the value of a security, as determined in good faith by the Board. If the security is listed on the New York Stock Exchange or any other established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then, except as otherwise provided in the Offering, the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or, in the event that the security is traded on more than one such exchange or market, the exchange or market with the greatest volume of trading in the relevant security of the Company) on the trading day occurring on or on the closest subsequent day to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable, and on the date as determined more precisely in the Offering Memorandum.

(l) "Offering" means the grant of Rights to purchase Shares under the Plan to Eligible Employees.

(m) "Offering Date" means a date selected by the Board for an Offering to commence.

(n) "Offering Memorandum" means a memorandum describing the terms of the then current or otherwise relevant Offering.

(o) "Participant" means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

(p) "Plan" means this Amended and Restated Employee Stock Purchase Plan.

(q) "Purchase Date" means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(r) "Right" means an option to purchase Shares granted pursuant to the Plan.

(s) "Securities Act" means the United States Securities Act of 1933, as amended.

(t) "Share" means a share of the common stock of the Company.

3. ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of administration, interpretation, policy or expediency that may arise in the administration of the Plan.

(b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

  (i) To determine when and how Rights to purchase Shares shall be granted and the provisions of each Offering of such Rights (which need not be identical).

  (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

  (iii) To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

  (iv) To amend the Plan as provided in Section 15.

  (v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members. In the absence of such action, all references in this Plan to the Committee shall be deemed to refer to the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of one (1) or more Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4. SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 14 relating to adjustments upon changes in securities, the Shares that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate Five Hundred and Twenty-Five Thousand (525,000) Shares. If any Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Right shall again become available for the Plan.

(b) The Shares subject to the Plan may be unissued Shares or Shares that have been bought on the open market at prevailing market prices or otherwise.

5. GRANT OF RIGHTS; OFFERING.

(a) The Committee may from time to time grant or provide for the grant of Rights to purchase Shares of the Company under the Plan to Eligible Employees in an Offering on one or more Offering Dates selected by the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, which shall be designed to comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Rights to purchase Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering Memorandum or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b) If a Participant has more than one Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder:
    (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Rights under the Plan, and (ii) an earlier-granted Right (or a Right with a lower exercise price, if two Rights have identical grant dates) will be exercised to the fullest possible extent before a later-granted Right (or a Right with a higher exercise price if two Rights have identical grant dates) will be exercised.

6. ELIGIBILITY.

(a) Rights may be granted only to Employees of the Company or, as the Committee may designate as provided in subsection 3(b), to Employees of an Affiliate designated by the Board. Except as provided in subsection 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such grant as the Board may require, if any, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.

(b) The Committee may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

  (i) the date on which such Right is granted shall be the "Offering Date" of such Right for all purposes, including determination of the exercise price of such Right;

  (ii) the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

  (iii) the Committee may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.

(c) No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subsection 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

(d) An Eligible Employee may be granted Rights under the Plan only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee's rights to purchase Shares of the Company or any Affiliate to accrue at a rate which exceeds the lesser of (i) twenty five thousand dollars ($25,000) of the fair market value of such Shares (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time, and (ii) such lower limit as the Committee may establish on a non-discriminatory basis.

(e) The Committee may provide in an Offering that Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7. RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to the number of Shares purchasable either:

  (i) with a percentage designated by the Committee not exceeding fifteen percent (15%) of such Employee's Earnings (as defined by the Committee in each Offering) during the period which begins on the Offering Date (or such later date as the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

  (ii) with a maximum dollar amount designated by the Committee that, as the Committee determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee's Earnings (as defined by the Committee in each Offering) during the period which begins on the Offering Date (or such later date as the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering and/or (2) shall be contributed, in whole or in part, by such Employee during such period.

(b) The Committee shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan may be exercised and purchases of Shares carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Committee may specify a maximum amount of Shares that may be purchased by any Participant as well as a maximum aggregate amount of Shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Committee may specify a maximum aggregate amount of Shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Shares upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount or the amount of Shares then available for purchase under the Plan, the Committee shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(d) The purchase price of Shares acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

  (i) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Offering Date; or

  (ii) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

8. PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering Memorandum, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Committee of such Employee's Earnings during the Offering (as defined in each Offering), up to the limit set forth in Section 6(d). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company, as determined by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering. At no time shall a Participant be entitled to interest or accruals of interest on amounts credited to his or her account.

(b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Committee in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the Participant) under the Offering, without interest, and such Participant's interest in that Offering shall be automatically terminated. Except to the extent specified by the Committee, a Participant's withdrawal from an Offering will have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee's employment with the Company and its designated Affiliates for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the terminated Employee) under the Offering, without interest. If the accumulated payroll deductions have been deposited with the Company's general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest.

(d) Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 16 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

9. EXERCISE.

(a) On each Purchase Date specified therefor in the relevant Offering, each Participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of Shares up to the maximum amount of Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional Shares shall be issued upon the exercise of Rights granted under the Plan unless specifically provided for in the Offering and permitted by law.

(b) Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated payroll deductions remaining in any Participant's account after the purchase of Shares that is equal to the amount required to purchase one or more whole Shares on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering, without interest.

(c) The amount, if any, of accumulated payroll deductions remaining in any Participant's account after the purchase of Shares that is less than the amount required to purchase one whole Share on the final Purchase Date of the Offering shall be carried forward, without interest, into the next Offering.

(d) No Rights granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants, without interest.

10. RESTRICTIONS ON SHARES.

   The Board or the Committee may in its discretion impose such transfer or other restrictions upon Shares purchased under the Plan as it shall determine in its sole discretion to be advisable.

11. COVENANTS OF THE COMPANY.

   The Company shall use its reasonable efforts to seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Rights unless and until such authority is obtained.

12. USE OF PROCEEDS FROM SHARES.

   Proceeds from the sale of Shares pursuant to Rights granted under the Plan shall constitute general funds of the Company.

13. RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

(a) A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Rights granted under the Plan unless and until the Participant's Shares acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

(b) Neither the Plan nor the grant of any Right thereunder shall confer any right on any Employee to remain in the employ of the Company or any Affiliate or restrict the right of the Company or any Affiliate to terminate such Employee's employment.

(c) The Committee may impose such additional restrictions on Shares purchased in an Offering as it shall determine in its sole discretion, provided that any such restriction is disclosed in the Offering Memorandum for such Offering.

14. ADJUSTMENTS UPON CHANGES IN SECURITIES.

(a) Subject to any required action by the stockholders of the Company, the number of Shares covered by each Right under the Plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under a Right (collectively, the "Reserves"), as well as the price per Share covered by each Right under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split or the payment of stock dividend (but only on the Common Stock) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Right.

(b) In the event of the proposed dissolution or liquidation of the Company, any and all Offerings shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that the Rights under the Plan shall terminate as of a date fixed by the Committee and give each Participant the right to exercise his or her Right. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation or a parent or subsidiary of such successor corporation when the Company is not the surviving corporation, or a reverse merger in which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any and all Offerings shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, and in lieu of assumption or substitution of the Rights, provide that each Participant shall have the right to exercise his or her Right. If the Committee makes a Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the Right shall be fully exercisable for a period of twenty (20) days from the date of such notice (or such other period of time as the Committee shall determine), and the Right shall terminate upon the expiration of such period.

(c) The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding Right, in the event that the Company effects one or more reorganizations, recapitalizations, rights offering, or other increases or reductions of outstanding Shares, and in the event of the Company being consolidated with or merged into any other corporation.

15. AMENDMENT OF THE PLAN.

(a) The Board or the Committee at any time, and from time to time, may amend the Plan. However, any amendment shall be subject to approval by the stockholders of the Company if stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or any stock market or securities exchange listing requirements. As of the date of this Plan, under the Code, stockholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment will:

  (i) Increase the amount of Shares reserved for Rights under the Plan; or

  (ii) Modify the provisions as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under
       Section 423 of the Code.

(b) It is expressly contemplated that the Committee or the Board may amend the Plan in any respect the Committee or the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under it into compliance therewith.

(c) Rights and obligations under any Rights granted before amendment of the Plan may be subject to or affected by any amendment of the Plan without the consent of the person to whom such Rights were granted, except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

16. DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death during an Offering.

(b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

17. TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Committee or the Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Shares subject to the Plan's reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Rights granted before amendment of the Plan may be subject to or affected by any suspension or termination of the Plan without the consent of the person to whom such Rights were granted, except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

18. EFFECTIVE DATE OF PLAN.

   The Plan shall become effective upon adoption by the Board.

                     THE CORPORATE EXECUTIVE BOARD COMPANY
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 17, 2000


The undersigned hereby appoints James J. McGonigle and Clay M. Whitson, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of The Corporate Executive Board Company which will be held at our offices at 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC, 20006, on Thursday, May 25, 2000 at 9:00 a.m. local time, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATE EXECUTIVE BOARD COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION AND BY APPLICABLE STATE LAWS (INCLUDING MATTERS THAT THE PROXY HOLDERS DO NOT KNOW, A REASONABLE TIME BEFORE THIS SOLICITATION, ARE TO BE PRESENTED).

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                     THE CORPORATE EXECUTIVE BOARD COMPANY

                                APRIL 17, 2000


                [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                            FOR               WITHHOLD
                    all nominees listed       AUTHORITY
                   (except as indicated)   to vote for all
                     to the contrary)      nominees listed

1. ELECTION OF
   DIRECTORS                [_]                   [_]

Nominees: Michael A. D'Amato
          Robert C. Hall
          David W. Kenny
          James J. McGonigle
          Stephen G. Pagliuca
          Harold L. Siebert
          Jeffrey D. Zients

(Instructions: To withhold authority to vote for any named nominee(s), strike a line through the nominee's name in the list above.)



                                                       FOR    AGAINST    ABSTAIN
2.  Ratify the adoption of The Corporate Executive
    Board Company Employee Stock Purchase Plan.        [_]      [_]        [_]

3.  Ratify the appointment of Arthur Andersen LLP      [_]      [_]        [_]
    as independent auditors for the fiscal year ending December 31, 2000.

4. Transact any other business that is properly presented at the meeting or any adjournments or postponements of the meeting.

Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this proxy in the enclosed return envelope so that your shares may be represented at the meeting.


Signature___________________________________ Dated:________________,

Signature (if held jointly________________ Dated:____________, 2000

NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy.